Exhibit 99.2

CONSENT OF PROSPECTIVE DIRECTOR AND OFFICER

I, D. P. Andrews, hereby consent to be named as a prospective director and officer of SAIC, Inc. in the Registration Statement on Form S-1 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ D. P. ANDREWS
D. P. Andrews

Dated: September 1, 2005